Exhibit 99.2
CONCENTRIX UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Concentrix Unaudited Pro Forma Condensed Combined Financial Statements, which are referred to herein as the Unaudited Pro Forma Financial Statements, presented below are derived from the historical consolidated financial statements of Concentrix Corporation (“Concentrix” or the “Company”) and Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”). The Unaudited Pro Forma Financial Statements are prepared as a business combination and Concentrix is the acquirer in the combination for accounting purposes. The unaudited pro forma condensed combined statements of operations have been prepared as if Concentrix’ combination with Webhelp Parent had been completed on December 1, 2022, the first day of the Company’s fiscal year ended November 30, 2023.

The Unaudited Pro Forma Financial Statements are developed from and should be read in conjunction with: (a) the audited consolidated financial statements of Concentrix contained in its Annual Report on Form 10-K for the annual period ended November 30, 2023, which was filed with the Securities and Exchange Commission (“the SEC”) on January 29, 2024 (the “Concentrix 2023 10-K”); (b) the audited consolidated financial statements of Webhelp Parent as of December 31, 2022 and 2021 and for each of the years then ended (which include unaudited financial information for the year ended December 31, 2020), which were included in our 8-K filed with the SEC on July 17, 2023 (the “Concentrix 8-K”); (c) the unaudited interim condensed consolidated financial statements of Webhelp Parent as of June 30, 2023 and for the three and six months ended June 30, 2023 and 2022, which are included in the Concentrix 8-K filed with the SEC on March 22, 2024; and (d) the unaudited and unreviewed consolidated financial information of Webhelp Parent for the period from July 1, 2023 through September 24, 2023, the date immediately prior to the Webhelp Combination (as defined below), which are not included or incorporated by reference.

The Concentrix column in the unaudited pro forma condensed combined statement of operations for the year ended November 30, 2023 was derived from the audited consolidated financial statements of Concentrix included in the Concentrix 2023 10-K. The Webhelp Parent column in the unaudited pro forma condensed combined statements of operations for the year ended November 30, 2023 was derived from the unaudited and unreviewed consolidated financial information of Webhelp Parent for the period from December 1, 2022 through September 24, 2023, the date immediately prior to the Webhelp Combination of September 25, 2023.

The Unaudited Pro Forma Financial Statements have been prepared to include pro forma adjustments, which include transaction accounting adjustments that give effect to the Webhelp Combination and the incurrence of indebtedness to finance the Webhelp Combination.

A pro forma condensed combined balance sheet as of November 30, 2023, is not presented as the Webhelp Combination and debt financing are reflected in the Company’s audited consolidated balance sheet as of November 30, 2023 included in the Concentrix 2023 10-K.

The historical financial statements of Concentrix have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and in its reporting currency of U.S. dollars. The historical financial statements of Webhelp Parent prior to the Webhelp Combination have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and in its reporting currency of euros. The historical financial statements of Webhelp Parent have been adjusted to give effect to the differences between U.S. GAAP and IFRS and to translate to U.S. dollars for the purposes of the unaudited pro forma condensed combined financial information.

As of the date of these Unaudited Pro Forma Financial Statements, Concentrix has performed valuation studies necessary to arrive at preliminary estimates of the fair value of Webhelp Parent’s assets acquired and the liabilities assumed and the related allocation of the purchase price. Concentrix is in the process of evaluating accounting policies for conformity. As indicated in Note 4 to the Unaudited Pro Forma Financial Statements, based on information currently available, Concentrix has made preliminary estimates of fair values necessary to prepare the Unaudited Pro Forma Financial Statements, with the excess of the purchase price over the fair value of the net assets acquired of Webhelp Parent recorded as goodwill. Actual results may differ from these Unaudited Pro Forma Financial Statements once Concentrix has determined the final purchase price for Webhelp Parent, has completed the final valuation studies necessary to finalize the required purchase price allocation, and has identified any additional conforming accounting policy changes for Webhelp Parent. There can be no assurance that such finalization will not result in material changes.

The pro forma financial information has been prepared by Concentrix only for illustrative and informational purposes, in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, “Amendments to Financial

Disclosures About Acquired and Disposed Businesses,” as adopted by the SEC on May 21, 2020 (“Article 11”). The pro forma financial information, based on various adjustments and assumptions, is provided for illustrative purposes only and is not necessarily indicative of what Concentrix’ consolidated statements of operations or consolidated statement of financial condition actually would have been had the Webhelp Combination, the incurrence of indebtedness to finance the Webhelp Combination and the issuance of the 14,862 shares of Concentrix common stock issued as acquisition purchase consideration in the Webhelp Combination (the “Closing Shares”) been completed as of the dates presented or will be for any future periods. The Unaudited Pro Forma Financial Statements do not purport to present the financial position or operating results of Concentrix following the completion of the Webhelp Combination and do not include the realization of cost savings from operating efficiencies, revenue synergies or other integration costs that have resulted or are expected to result from the Webhelp Combination. The pro forma financial information does not include adjustments to reflect any actual or potential synergies or dis-synergies cost in connection with the Webhelp Combination.

CONCENTRIX CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2023
(currency and share amounts in thousands, except per share amounts)

	Historical
	Concentrix	Webhelp Parent Reclassified and in U.S. GAAP (Note 5D)	Pro forma adjustments	Note	Pro forma combined	Note
Revenue	$7,114,706	$2,370,894	$—		$9,485,600
Cost of revenue	4,536,771	1,517,129	—		6,053,900
Gross profit	2,577,935	853,765	—		3,431,700
Selling, general and administrative expenses	1,916,608	654,545	200,608	(5A)	2,779,794
			8,033	(5B)
Operating income	661,327	199,220	(208,641)		651,906
Interest expense and finance charges, net	201,004	128,277	8,686	(5C)	337,967
Other expense (income), net	52,095	27,087	—		79,182
Income before income taxes	408,228	43,856	(217,327)		234,757
Provision for income taxes	94,386	24,097	(53,532)	(5E)	64,951
Net income before non-controlling interest	313,842	19,759	(163,795)		169,806
Less: Net income attributable to non-controlling interest	—	(80)	—		(80)
Net income attributable to Concentrix Corporation	$313,842	$19,839	$(163,795)		$169,886

Earnings per common share:
Basic	$5.72				$2.54	(5J)
Diluted	$5.70				$2.53	(5J)
Weighted-average common shares outstanding:
Basic	53,801				65,935	(5J)
Diluted	54,010				66,144	(5J)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(except for per share amounts and as otherwise stated, currency and share amounts in thousands)

NOTE 1—BACKGROUND
On September 25, 2023, the Company completed its acquisition (the “Webhelp Combination”) of all of the issued and outstanding capital stock (the “Shares”) of Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”) and the parent company of the Webhelp business, from the holders thereof (the “Sellers”). The Webhelp Combination was completed pursuant to the terms and conditions of the Share Purchase and Contribution Agreement, dated as of June 12, 2023, as amended by the First Amendment to the Share Purchase and Contribution Agreement, dated as of July 14, 2023 (the “SPA”) by and among Concentrix, OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a direct wholly owned subsidiary of Concentrix Corporation, Webhelp Parent, the Sellers, and certain representatives of the Sellers.
The aggregate preliminary purchase consideration for the Webhelp Combination was approximately $3,752,398, net of cash and restricted cash acquired. See Note 3 for additional details related to the estimated purchase consideration.

NOTE 2—BASIS OF PRO FORMA PRESENTATION
The Unaudited Pro Forma Financial Statements are derived from the historical consolidated financial statements of Concentrix and Webhelp Parent. The Unaudited Pro Forma Financial Statements are prepared as a business combination using the acquisition method, and Concentrix is the acquirer for accounting purposes. The unaudited pro forma condensed combined statements of operations have been prepared as if Concentrix’ combination with Webhelp Parent had been completed on December 1, 2022.

As of the date of these Unaudited Pro Forma Financial Statements, Concentrix has performed valuation studies necessary to arrive at preliminary estimates of the fair value of Webhelp Parent’s assets acquired and the liabilities assumed and the related allocation of the purchase price. Concentrix is in the process of evaluating accounting policies for conformity. As indicated in Note 4 to the Unaudited Pro Forma Financial Statements, based on information currently available, Concentrix has made preliminary estimates of fair values necessary to prepare the Unaudited Pro Forma Financial Statements, with the excess of the purchase price over the fair value of the net assets acquired of Webhelp Parent recorded as goodwill. Actual results may differ from these Unaudited Pro Forma Financial Statements once Concentrix has determined the final purchase price for Webhelp Parent, has completed the final valuation studies necessary to finalize the required purchase price allocation, and has identified any additional conforming accounting policy changes for Webhelp Parent. There can be no assurance that such finalization will not result in material changes.

The Unaudited Pro Forma Financial Statements have been prepared to include pro forma adjustments, which include transaction accounting adjustments that give effect to the Webhelp Combination and the incurrence of indebtedness to finance the Webhelp Combination.

These Unaudited Pro Forma Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies or costs for the integration of Concentrix and Webhelp Parent’s operations. In addition, the Unaudited Pro Forma Financial Statements do not purport to represent what the actual consolidated results of operations of Concentrix would have been had the combination with Webhelp Parent occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Although Concentrix expects that significant cost savings will result from the combination, there can be no assurance that the full amount of these cost savings will be achieved. Any restructuring or integration costs have been and will be expensed in the appropriate accounting periods after the completion of the Webhelp Combination.

Accounting periods presented

Concentrix and Webhelp Parent have different fiscal years. Concentrix’ fiscal year ends on November 30, whereas Webhelp Parent’s fiscal year ends on December 31. The unaudited pro forma condensed combined statement of operations for the year ended November 30, 2023 combines Concentrix’ statement of operations for the year ended November 30, 2023 with Webhelp Parent’s statement of operations for the period from December 1, 2022 through September 24, 2023.

Conforming accounting policies

Certain reclassifications have been made to Webhelp Parent’s historical financial statements to conform to the presentation used in Concentrix’ historical financial information. The Company is currently in the process of evaluating Webhelp’s historical accounting policies. That evaluation may identify additional differences between the accounting policies of the Company and Webhelp. Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments, outside of those disclosed in Note 5D related to accounting for leases and accounting for hyperinflation, are necessary to conform Webhelp’s financial statements to the accounting policies used by the Company. As a result, Concentrix may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

The historical financial statements of Concentrix have been prepared in accordance with U.S. GAAP and in its reporting currency of U.S. dollars. The historical financial statements of Webhelp Parent have been prepared in accordance with IFRS and in its reporting currency of euros. The historical financial statements of Webhelp Parent have been adjusted to give effect to the differences between U.S. GAAP and IFRS and to translate to U.S. dollars for the purposes of the unaudited pro forma condensed combined financial information. See Note 5D for further details.

NOTE 3—PRELIMINARY PURCHASE PRICE CONSIDERATION
Preliminary purchase price consideration

The total preliminary purchase price consideration, net of cash and restricted cash acquired, for the acquisition of Webhelp was $3,752,398, which was funded by proceeds from the Company’s August 2023 offering and sale of senior notes, term loan borrowings under the Company’s senior credit facility, and cash on hand.

The preliminary purchase price consideration to acquire Webhelp consists of the following:

Cash consideration for Shares (1)	$529,160
Cash consideration for repayment of Webhelp debt and shareholder loan (2)	1,915,197
Total cash consideration	2,444,357
Equity consideration (3)	1,084,894
Earnout shares contingent consideration (4)	32,919
Sellers’ note consideration (5)	711,830
Total consideration transferred	4,274,000
Less: Cash and restricted cash acquired (6)	521,602
Total purchase price consideration	$3,752,398

(1) Represents the cash consideration paid, and to be paid, in the aggregate amount of €500,000, as adjusted in accordance with the SPA.
(2) Represents the cash consideration paid to repay Webhelp’s outstanding senior loan debt and shareholder loan.
(3) Represents the issuance of 14,862 shares of common stock, par value $0.0001 per share, of Concentrix Corporation (the “Concentrix common stock”).
(4) Represents the contingent right for the Sellers to earn additional shares of Concentrix common stock (the “Earnout Shares”). The estimated fair value of this contingent consideration was determined using a Monte-Carlo simulation model. The inputs include the closing price of Concentrix common stock as of the Closing Date, Concentrix-specific historical equity volatility, and the risk-free rate. See further details below.
(5) Represents a promissory note issued by Concentrix in the aggregate principal amount of €700,000 to certain Sellers in connection with the Webhelp Combination.
(6) Represents the Webhelp cash and restricted cash balance acquired at the Closing Date.
The Company granted Sellers the contingent right to earn an additional 750 shares of Concentrix common stock if certain conditions set forth in the SPA occur, including the share price of Concentrix common stock reaching $170.00 per share within seven years from the closing of the Webhelp Combination (the “Closing Date”) (based on daily volume weighted average prices measured over a specified period). Prior to the Closing Date, Concentrix and certain Sellers entered into stock restriction agreements (the “Stock Restriction Agreements”), pursuant to which such Sellers (the “Restricted Stock Participants”) agreed to contribute in kind to the Company, and the Company agreed to receive, certain of the Restricted Stock Participants’ Shares in exchange for the issuance of shares of Concentrix common stock with certain restrictions thereon (the “Restricted Shares”) in lieu of such Sellers’ right to a portion of the Earnout Shares. On the Closing Date, the Company issued approximately 80 Restricted Shares in exchange for certain of the Restricted Stock Participants’ Shares. The Restricted Shares are non-transferable and non-assignable and are not entitled to any dividends or distributions unless and until the restrictions lapse, as set forth in the Stock Restriction Agreements. The Restricted Shares will be automatically cancelled by the Company for no consideration in the event that the restrictions on the Restricted Shares do not lapse. The Restricted Stock Participants have waived any and all rights as a holder of Restricted Shares to vote on any matter submitted to the holders of Concentrix common stock.

NOTE 4—PRELIMINARY PURCHASE PRICE ALLOCATION
Preliminary purchase price allocation
The accounting for the Webhelp Combination, including the preliminary total aggregate purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The purchase price was allocated to the assets acquired and liabilities assumed based on management’s estimate of the respective fair values at the date of acquisition. Goodwill was calculated as the excess of the consideration transferred over the net assets recognized and represents the estimated future economic benefits arising from other assets acquired that could not be individually identified and separately recognized.

The following table sets forth a preliminary allocation of the estimated purchase price to identifiable net assets acquired and liabilities to be assumed. The excess of the estimated purchase consideration over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill:

As of
September 25, 2023
Assets acquired:
Cash and cash equivalents	$332,749
Accounts receivable	457,264
Other current assets (1)	454,906
Property and equipment	325,753
Identifiable intangible assets	1,984,000
Goodwill	2,085,344
Deferred tax assets	17,680
Other assets	408,884
6,066,580

Liabilities assumed:
Accounts payable	68,132
Accrued compensation and benefits	268,213
Other accrued liabilities	563,738
Income taxes payable	72,052
Debt (current portion and long-term)	8,589
Deferred tax liabilities	410,918
Other long-term liabilities	400,938
Total liabilities assumed	1,792,580

Total consideration transferred	$4,274,000
(1) Includes restricted cash acquired of $188,853.

As of November 30, 2023, the purchase price allocation is preliminary. The preliminary purchase price allocation was based upon a preliminary valuation, and the Company’s estimates and assumptions are subject to change within the measurement period (not to exceed twelve months following the acquisition date). The primary areas of the preliminary purchase price allocation that are not yet finalized relate to the valuation of identifiable intangible assets acquired, the fair value of certain tangible assets acquired and liabilities assumed, and deferred income taxes. The Company expects to continue to obtain information for the purpose of determining the fair value of the assets acquired and liabilities assumed on the acquisition date throughout the remainder of the measurement period.

The preliminary purchase price allocation includes $1,984,000 of acquired identifiable intangible assets, all of which have finite lives. The fair value of the identifiable intangible assets has been estimated by using the income approach through a discounted cash flow analysis of certain cash flow projections. The cash flow projections are based on forecasts used by the Company to price the Webhelp Combination, and the discount rates applied were benchmarked by referencing the implied rate of return of the Company’s pricing model and the weighted average cost of capital. The intangible assets are being amortized over their estimated useful lives on either a straight-line basis or an accelerated method that reflects the economic benefit of the asset. The determination of the useful lives is based upon various industry studies, historical acquisition experience, economic factors, and future forecasted cash flows of the Company following the acquisition of Webhelp.

The preliminary amounts allocated to intangible assets are as follows:

	Gross Carrying Amount	Weighted-Average Useful Life	Amortization Method
Customer relationships	$1,882,000	15 years	Accelerated
Trade name	102,000	3 years	Straight-line
Total	$1,984,000

NOTE 5—PRO FORMA ADJUSTMENTS
The following sets forth the pro forma adjustments recorded to prepare the Unaudited Pro Forma Financial Statements:

A.Reflects the adjustments to amortization expense associated with the preliminary fair values of the intangible assets acquired in the Webhelp Combination and elimination of historical amortization expense of Webhelp Parent’s intangible assets prior to the Webhelp Combination. Refer to Note 4 for further information.

Estimated amortization (Fiscal year ended November 30, 2023)
Customer relationships	$278,737
Trade name	34,000
Total estimated intangible asset amortization	312,737
Total additional intangible asset amortization recorded in the historical Concentrix statement of operations subsequent to the Webhelp Combination	(57,364)
Elimination of historical amortization of Webhelp Parent’s intangible assets	(54,765)
Total net increase in amortization of intangible assets	$200,608
Amortization of the identifiable intangible assets is recorded in selling, general and administrative expenses. Amortization expense for customer relationships intangible assets is recorded on an accelerated basis that reflects the economic benefit of the asset. Amortization of the trade name is recorded on a straight-line basis. The following represents the estimated amortization expense for these customer relationships intangible assets’ impact to operating results for the next five years:

Fiscal years ending November 30,
2024	$259,875
2025	237,870
2026	203,290
2027	172,901
2028	140,416
Total	$1,014,352

B.Reflects $8,033 of incremental depreciation expense associated with the step up of fair values of property and equipment assets acquired as part of the Webhelp Combination.
C.On August 2, 2023, the Company issued and sold (i) $800,000 aggregate principal amount of 6.650% Senior Notes due 2026 (the “2026 Notes”), (ii) $800,000 aggregate principal amount of 6.600% Senior Notes due 2028 (the “2028 Notes”) and (iii) $550,000 aggregate principal amount of 6.850% Senior Notes due 2033 (the “2033 Notes” and, together with the 2026 Notes and 2028 Notes, the “Senior Notes”). The Senior Notes were sold in a registered public offering pursuant to the Company’s Registration Statement on Form S-3, which became effective upon filing, and a Prospectus Supplement dated July 19, 2023, to a Prospectus dated July 17, 2023.

To provide the debt financing required by the Company to consummate the Webhelp Combination, the Company entered into a commitment letter dated March 29, 2023 (the “Bridge Commitment Letter,” and the commitments pursuant to the Bridge Commitment Letter, the “Bridge Facility”), under which certain financing institutions committed to provide a 364-day bridge loan facility in an aggregate principal amount of $5,290,000 consisting of (i) a $1,850,000 tranche of term bridge loans (the “Term Loan Amendment Tranche”), (ii) a $1,000,000 tranche of revolving commitments (the “Revolver Amendment Tranche”) and (iii) a $2,440,000 tranche of term bridge loans (the “Acquisition Tranche”), each subject to the satisfaction of certain customary closing conditions, including the consummation of the Webhelp Combination.

The incurrence of the acquisition-related indebtedness that would be funded by the Acquisition Tranche of the Bridge Facility (or permanent financing in lieu thereof) and by the Sellers’ Note (as defined below) was not permitted under the Prior Credit Facility. Therefore, on April 21, 2023, the Company entered into an Amendment and Restatement Agreement (the “Amendment Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A. to amend and restate the Prior Credit Facility (as amended and restated, the “Restated Credit Facility”). As a result of having entered into the Amendment Agreement, among other things, the Company obtained requisite lender consent to incur acquisition-related indebtedness, and pursuant to the terms of the Bridge Commitment Letter, the commitments with respect to the Term Loan Amendment Tranche and the Revolver Amendment Tranche of the Bridge Facility were each reduced to zero, and the Acquisition Tranche was reduced by approximately $294,702. On August 2, 2023, the remaining outstanding commitment of approximately $2,145,298 under the Bridge Commitment Letter was reduced to zero in connection with the issuance of the Senior Notes.

The Restated Credit Facility provides for the extension of a senior unsecured revolving credit facility not to exceed an aggregate principal amount of $1,042,500. The Restated Credit Facility also provides for a senior unsecured term loan facility in an aggregate principal amount not to exceed approximately $2,144,700 (the “Term Loan”), of which $1,850,000 was incurred upon the amendment and approximately $294,702 was drawn on a delayed draw basis on the Closing Date (the “Delayed Draw Term Loans”). Aggregate borrowing capacity under the Restated Credit Facility may be increased by up to an additional $500,000 by increasing the amount of the revolving credit facility or by incurring additional term loans, in each case subject to the satisfaction of certain conditions set forth in the Restated Credit Facility, including the receipt of additional commitments for such increase.

The unaudited pro forma statements of operations have been adjusted to record estimated additional interest expense related to the Delayed Draw Term Loans borrowings of $294,702, the Senior Notes borrowings of $2,150,000 and the promissory note of €700,000 issued to certain Sellers in connection with the Webhelp Combination (the “Sellers’ Note”) as if the debt financing was obtained on December 1, 2022. The Delayed Draw Term Loans borrowings have an assumed average interest rate of 6.30% for the year-ended November 30, 2023. The stated rate of interest associated with the Sellers’ Note is two percent (2%) per annum, which is below the Company’s expected borrowing rate. As a result, the Company discounted the Sellers’ Note by €31,500 using an approximate 4.36% imputed annual interest rate. This discounting resulted in an initial value of €668,500 or $711,830. The discount value is being amortized into interest expense over the two-year term. Concentrix also estimates a reduction in interest expense to eliminate Webhelp Parent’s historical interest costs associated with Webhelp Parent’s debt paid upon close of the Webhelp Combination.

Year Ended
November 30, 2023
Additional interest expense associated with the Senior Notes to finance the Webhelp Combination	$98,226
Additional interest expense associated with remaining borrowings on amended term loan and credit agreement	15,341
Additional interest expense associated with Sellers’ Note	26,031
Elimination of historical interest expense associated with Webhelp Parent’s debt that was paid upon close of the Webhelp Combination	(130,912)
Total estimated increase in interest expense	$8,686
D.Reclassifications and IFRS to US GAAP adjustments have been made to the presentation of Webhelp Parent’s historical financial statements in order to conform to Concentrix’ presentation as follows:

		For the period from December 1, 2022 to September 24, 2023
Webhelp Parent Historical Consolidated Income Statement Line Items	Concentrix Historical Consolidated Income Statement Line Items	Webhelp Parent Historical in IFRS (€)	Reclassification Adjustments and IFRS to U.S. GAAP Adjustments	Notes	Webhelp Parent Reclassified and in U.S. GAAP (€)	Webhelp Parent Reclassified and in U.S. GAAP ($), (d)
Revenues	Revenue	€2,193,086	—		€2,193,086	$2,370,894
	Cost of revenue		1,403,350	(a)	1,403,350	1,517,129
	Gross profit				789,736	853,765
	Selling, general and administrative expenses		599,264	(a)	619,630	654,545
			20,366	(b)

Other income		29,889	(29,889)	(a)	—	—
Purchases consumed and other external expenses		288,212	(288,212)	(a)	—	—
Taxes and duties		15,912	(15,912)	(a)	—	—
Personnel expenses		1,498,732	(1,498,732)	(a)	—	—
Amortization, depreciation and impairment and provision		147,254	(147,254)	(a)	—	—
Operating profit before other operating income and expenses		272,865
Other operating (income) and expenses		82,393	(82,393)	(a)	—	—
Operating profit	Operating income	190,472			170,106	199,220
Financing costs	Interest expense and finance charges, net	139,023	(20,366)	(b)	118,657	128,277
	Other expense (income), net		25,056	(c)	25,056	27,087
Loss on net monetary position		11,908	(11,908)	(c)	—	—
Other financial income		(51,058)	51,058	(c)	—	—
Other financial expense		64,206	(64,206)	(c)	—	—
Net financial expenses		164,079
Profit before taxes	Income before income taxes	26,393			26,393	43,856
Income tax	Provision for income taxes	18,747	—		18,747	24,097
Net profit	Net income before non-controlling interest	7,646			7,646	19,759
Net profit attributable to non-controlling interests	Less: Net income attributable to non-controlling interest	(74)	—		(74)	(80)
Net profit attributable to owners	Net income attributable to Concentrix Corporation	€7,720			€7,720	$19,839

(a) Represents a reclassification of Webhelp Parent’s historical operating expenses into cost of revenue and selling, general and administrative expenses to conform with Concentrix’ presentation.
(b) Represents an IFRS to U.S. GAAP adjustment to reclassify Webhelp Parent’s historical interest expense related to lease liabilities included in interest expense to selling, general and administrative expenses to conform to U.S. GAAP and Concentrix’ presentation.

(c) Represents a reclassification of Webhelp Parent’s historical expense to conform to Concentrix’ presentation. The majority of the reclassification relates to foreign exchange gains/losses that Concentrix classifies as other expense (income), net.
(d) The Webhelp Parent’s reclassified income statement was converted to USD by translating at month to date exchange rates and adjusting for hyperinflation for Webhelp Parent’s Turkey entities. The adjustment removes the hyperinflationary impact based on a hyperinflationary index in accordance with IFRS and treats the euro as the functional currency in accordance with U.S. GAAP requirements for hyperinflation.

E.The unaudited pro forma statements of operations have been adjusted to reflect the aggregate pro forma income tax effect of the pro forma adjustments described above. Concentrix calculated a tax rate specific to each of the transaction adjustments using the applicable tax rate (i.e., U.S. or French federal statutory tax rates applicable to each period) related to each adjustment. This resulted in calculated tax rates of approximately 25% for the year ended November 30, 2023 when estimating the tax impact of the Webhelp Combination. Concentrix excluded any state tax impacts as they are unknown as of the date of these Unaudited Pro Forma Financial Statements. Such unknown amounts are expected to be immaterial. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Concentrix and Webhelp Parent filed consolidated income tax returns during the periods presented. The blended tax rates are estimates and do not take into account current or future income tax strategies that may be applied to the combined entity. The effective tax rate of the combined company could be significantly different depending upon the post-combination activities of the combined company.

F.Pro forma combined weighted average basic and diluted common shares outstanding for the year ended November 30, 2023 were calculated using the Concentrix weighted average basic and diluted common shares outstanding at that date, together with the 14,862 Closing Shares, as follows:

Year Ended
November 30, 2023
Historical Concentrix weighted average number of common shares outstanding - basic (exclusive of Closing Shares)	51,073
Number of Closing Shares	14,862
Pro forma combined weighted average number of common shares - basic	65,935
Concentrix historical stock options	209
Pro forma combined weighted average number of common shares outstanding - diluted	66,144

The following table sets forth the computation of basic and diluted pro forma combined earnings per share (“EPS”) of Concentrix common stock for the periods indicated:

Year Ended
November 30, 2023
Basic pro forma combined earnings per common share
Pro forma combined net income	$169,886
Less: pro forma combined net income allocated to participating securities	(2,660)
Pro forma combined net income attributable to common stockholders	$167,226

Pro forma combined weighted-average number of common shares - basic	65,935

Basic pro forma earnings per Concentrix common share	$2.54

Diluted pro forma combined earnings per common share:
Pro forma combined net income	$169,886
Less: pro forma combined net income allocated to participating securities	(2,652)
Pro forma combined net income attributable to common stockholders	$167,234

Pro forma combined weighted-average number of common shares - basic	65,935
Effect of dilutive securities:
Stock options	209
Pro forma combined weighted-average number of common shares - diluted	66,144

Diluted pro forma combined earnings per Concentrix common share	$2.53

NOTE 6—CERTAIN NON-GAAP PRO FORMA COMBINED FINANCIAL INFORMATION

In addition to disclosing financial results that are determined in accordance with Article 11, Concentrix has also disclosed below:
•non-GAAP pro forma combined operating income, which is pro forma operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, share-based compensation, transformation project and other costs, and step-up depreciation;
•non-GAAP pro forma combined adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP pro forma operating income, as defined above, plus depreciation exclusive of step-up depreciation; and
•non-GAAP diluted pro forma combined EPS, which is diluted pro forma combined EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, amortization of intangible assets, share-based compensation, transformation project and other costs, imputed interest related to the Sellers' Note, change in the fair value of acquisition contingent consideration and foreign currency losses (gains).

Management believes that providing this additional information is useful to the reader to better assess and understand the combined entity’s base operating performance and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to U.S. GAAP results. Management also uses these non-GAAP financial measures to establish operational goals and, in some cases, for measuring performance for compensation purposes.
These non-GAAP pro forma financial measures exclude amortization of intangible assets. Concentrix’ historical acquisition activities and the Webhelp Combination have and will result in the recognition of intangible assets, which consist primarily of client relationships and trade names. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the pro forma condensed combined statements of operations. Although intangible assets contribute to revenue generation, the amortization of intangible assets does not directly relate to the services performed for clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of acquisition activity. Accordingly, management believes that excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the business nor reflect the underlying business performance, enhances management’s and investors’ ability to compare the pro forma financial information with past financial performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP pro forma financial measure represents the entire amount recorded within these pro forma financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP pro forma financial measure. Intangible asset amortization is excluded from the related non-GAAP pro forma financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. These non-GAAP pro forma financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between these pro forma financial measures, Concentrix’ operating results, and those of our peers.

As these non-GAAP pro forma combined financial measures are not calculated in accordance with Article 11, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP pro forma combined financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

	Year ended
	November 30, 2023
	Historical Concentrix	Pro Forma Combined
Operating income	$661,327	$651,906
Acquisition-related and integration expenses	69,674	77,277
Step-up depreciation	1,662	9,695
Amortization of intangibles	214,832	470,205
Share-based compensation	62,493	72,121
Transformation project and other costs	—	35,147
Non-GAAP operating income	$1,009,988	$1,316,351

Non-GAAP operating margin	14.2%	13.9%

	Year ended
	November 30, 2023
	Historical Concentrix	Pro Forma Combined
Net income	$313,842	$169,886
Net income attributable to non-controlling interest	—	(80)
Interest expense and finance charges, net	201,004	337,967
Provision for income taxes	94,386	64,951
Other expense (income), net	52,095	79,182
Acquisition-related and integration expenses	69,674	77,277
Step-up depreciation	1,662	9,695
Amortization of intangibles	214,832	470,205
Share-based compensation	62,493	72,121
Transformation project and other costs (2)	—	35,147
Depreciation (exclusive of step-up depreciation)	171,801	250,990
Adjusted EBITDA	$1,181,789	$1,567,341

Adjusted EBITDA margin	16.6%	16.5%

Year Ended
November 30, 2023
Diluted EPS (3)
Diluted pro forma combined EPS	$2.53
Acquisition-related and integration expenses	1.15
Acquisition-related expenses included in interest expense and finance charges, net (1)	0.38
Acquisition-related expenses included in other expense (income), net (1)	0.22
Imputed interest related to Sellers’ Note included in interest expense and finance charge, net	0.25
Change in acquisition contingent consideration included in other expense (income), net	0.23
Foreign currency losses (gains), net	0.56
Step-up depreciation	0.14
Amortization of intangibles	7.00
Share-based compensation	1.07
Transformation project and other costs (2)	0.52
Income taxes related to the above (4)	(2.88)
Non-GAAP diluted pro forma combined EPS	$11.17
(1) Included in these amounts are a) expensed Bridge Facility financing fees and interest expense associated with the Senior Notes, net of interest earned on the invested Senior Notes proceeds in advance of the Webhelp Combination, and b) losses associated with non-designated call option contracts put in place to hedge foreign exchange movements in connection with the Webhelp Combination that are included within interest expense and finance charges, net and other expense (income), net, respectively, in the consolidated statement of operations.

(2) Includes Webhelp Parent real estate and systems transformation costs and other costs.

(3) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards and certain restricted stock units granted to employees are considered participating securities. For purposes of calculating Diluted EPS, pro forma combined net income allocated to participating securities was approximately 1.6% of pro forma combined net income for the fiscal year ended November 30, 2023.
(4) The tax effect of taxable and deductible non-GAAP adjustments was calculated assuming a blended tax rate of 25% for the fiscal year ended November 30, 2023.